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                                                                   Exhibit g(2)

                               CitiFunds Trust I
                                125 Broad Street
                            New York, New York 10004

                               ________ __, 2003

State Street Bank and Trust Company
225 Franklin Street
Boston, Massachusetts  02110

         Re:  CitiFunds Trust I - Custodian Contract

Ladies and Gentlemen:

         Pursuant to Section 17 of the Custodian Contract dated as of June 17, 1996 (as amended, the "Contract"), between CitiFunds Trust I (formerly known as Landmark Funds I) (the "Trust") and State Street Bank and Trust Company (the "Custodian"), we hereby request that Citi Institutional Money Reserves (the "Series") be added to the list of series of the Trust to which the Custodian renders services as custodian under the terms of the Contract.

         Please sign below to evidence your agreement to render such services as custodian on behalf of the Series under the Contract.



                                            CITIFUNDS TRUST I

                                            By:
                                                   ----------------------------

                                            Title:
                                                   ----------------------------



Agreed:

STATE STREET BANK AND TRUST COMPANY

By:
       -------------------------

Title:
       -------------------------